Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces Settlement with Series A Preferred Stockholders

CHRISTIANSTED, U.S. Virgin Islands, January 7, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced that it had entered into a settlement agreement (the “Settlement Agreement”) with two institutional investors related to the Company’s Series A Convertible Preferred Stock (the “Series A Shares”). Under the Settlement Agreement, the Company has agreed to pay the institutional investors approximately $665 thousand in cash in exchange for $5.79 million of liquidation preference of the Company’s Series A Shares (11.5 cents per dollar liquidation amount of the Series A Shares). As a result of this settlement, the Company estimates that it will recognize a gain of approximately $5.1 million to additional paid in capital in the first quarter of 2022. The resulting outstanding remaining liquidation preference of Series A Shares will be approximately $144.2 million, which represents the entire Luxor Funds position

Mr. Thomas K. McCarthy, Interim Chief Executive Officer, stated, “The Company is pleased to announce another settlement related to our Series A Preferred Stock with institutional investors under similar financial terms as our previous agreements with Putnam and Wellington. The Company has now settled with all holders of our Series A Preferred Stock other than the Luxor Funds. This third settlement agreement reinforces the Company’s position in its ongoing litigation against the Luxor Funds that has been previously disclosed in our public filings.

About AAMC

AAMC has historically been an asset management company that provides portfolio management and corporate governance services to investment vehicles but given the sale and discontinuance of certain operations the Company is in the process of repositioning itself. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.